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                   CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated January 11, 2001, except as to
Note 16 which is as of February 22, 2001, relating to the consolidated financial statements and financial statement schedule, which appears in DoubleClick Inc.'s Annual Report on Form 10-K for the year ended December 31, 2001. We also consent to the references to us under the heading "Experts" in such Registration Statement.


                                                /s/ PricewaterhouseCoopers LLP


PricewaterhouseCoopers LLP
New York, New York
March 29, 2001